UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-0196300

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Eaton Center, Cleveland, Ohio 44114

(Address of principal executive offices)

EATON SAVINGS PLAN

(Full title of the plan)

E. R. Franklin, Vice President and Secretary, Eaton Center, Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 523-4103

(Telephone number, including area code of, agent for service)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Shares, par value of $.50 per share of Eaton Corporation	10,000,000	N/A	$901,800,000.	$27,685.26
Plan Participants	Indeterminate	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of $90.18, the average of the high and low trading prices of Eaton Common Shares on November 7, 2007.

(2)	Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333-03599 is hereby incorporated by reference into this Registration Statement, except as set forth below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
The description of Eaton’s Common Shares contained in the Registration Statement on Form S-3, File No. 333-74355 filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended, on March 12, 1999.

Item 5.	Interests of Named Experts and Counsel
Mark Hennessey, Deputy General Counsel of the Company, who has passed on the legality of the Eaton Common Shares covered by this Registration Statement, is a shareholder of the Company.

Item 8.	Exhibits
See list of exhibits at page 5.

Item 9.	Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 8th day of November, 2007.

EATON CORPORATION
By /s/ E. R. Franklin
E. R. Franklin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Alexander M. Cutler *	Chairman and Chief Executive Officer; President; Principal Executive Officer; Director	November 8, 2007
Richard H. Fearon*	Executive Vice President; Chief Financial and Planning Officer; Principal Financial Officer	November 8, 2007
Billie K. Rawot*	Vice President and Controller; Principal Accounting Officer	November 8, 2007
Christopher M. Connor*	Director	November 8, 2007
Michael J. Critelli *	Director	November 8, 2007
Charles E. Golden*	Director	November 8, 2007
Ernie Green *	Director	November 8, 2007
Ned C. Lautenbach *	Director	November 8, 2007
Deborah L. McCoy *	Director	November 8, 2007
John R. Miller *	Director	November 8, 2007
Gregory R. Page *	Director	November 8, 2007
Victor A. Pelson *	Director	November 8, 2007
Gary L. Tooker *	Director	November 8, 2007

*By	/s/ David M. O’Loughlin

David M. O’Loughlin, Attorney-in-Fact for the Officers and Directors signing in the capacities indicated

EXHIBIT INDEX

Exhibit
Number

4	(a)	Amended Articles of Incorporation of Eaton Corporation (filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference).

4	(b)	Amended Regulations of Eaton Corporation (filed as Exhibit (a)(3)(a) to Form 10-Q report for the period ended June 30, 2002 and incorporated herein by reference).

5		Opinion of Mark Hennessey, Deputy General Counsel, as to the validity of the Common Shares registered.

23	(a)	Consent of Ernst & Young LLP.

23	(b)	Consent of Meaden & Moore, Ltd.

23	(c)	Consent of Mark Hennessey, Deputy General Counsel of Eaton Corporation (contained in his opinion filed as Exhibit 5 to this Registration Statement).

24		Power of Attorney.